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                         CUSTODIAL SERVICES AGREEMENT

   AGREEMENT dated as of the 30/th/ day of September, 2006, between Comerica Bank, a Michigan banking corporation, ("Custodian"), and Monarch Funds, a business trust organized under the laws of the Commonwealth of Massachusetts ("Customer" or "Trust").

   WHEREAS, Customer is an open-end, management investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"), and may offer one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereafter referred to individually as a "Fund," and collectively, as the "Funds"); and

   WHEREAS, Customer wishes to retain Custodian to provide certain custodial services to Customer for the benefit of the Funds, and Custodian is willing to provide such services;

   NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

   1. Employment of Custodian. Customer, on behalf of each Fund, hereby employs Custodian as custodian of all assets of each Fund that are delivered to and accepted by Custodian (the "Property") pursuant to the terms and conditions set forth herein. For purposes of this Agreement, "delivery" of Property shall include the acquisition by Customer of a security entitlement (as that term is defined in the New York Uniform Commercial Code ("UCC")). Without limitation, such Property shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Fund ("Securities") and cash from any source and in any currency ("Cash"), provided that Custodian shall have the right, in its sole discretion, to refuse to accept as Property any property of a Fund that Custodian considers not to be appropriate or in proper form for deposit for any reason. Custodian shall not be responsible for any property of a Fund held or received by Customer or others and not delivered to Custodian.

   2. Maintenance of Securities and Cash at Custodian Locations. Pursuant to Instructions (as hereinafter defined in Section 15), Customer shall direct Custodian to (a) settle Securities transactions and maintain Cash in the country or other jurisdiction in which the principal trading market for such Securities is located, where such Securities are to be presented for payment or where such Securities are acquired and (b) maintain Cash and cash equivalents in such countries in amounts reasonably necessary to effect Customer's transactions in such Securities. Instructions to settle Securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

   3. Custody Account. Except as provided in Section 4, Custodian agrees to establish and maintain one or more custody accounts on its books each in the name of Customer on behalf of

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a Fund (each, an "Account") for any and all Property from time to time received and accepted by Custodian for the account of such Fund. Upon delivery by Customer to Custodian of any acceptable Property belonging to a Fund, Customer shall, by Instructions, specifically indicate to which Fund such Property belongs or if such Property belongs to more than one Fund, shall allocate such Property to the appropriate Fund, and Custodian shall allocate such Property to the Accounts in accordance with the Instructions. Customer, on behalf of each Fund, acknowledges (i) its responsibility as a principal for all of its obligations to Custodian arising under or in connection with this Agreement, notwithstanding that it may be acting on behalf of other persons, and
(ii) warrants its authority to deposit in the appropriate Account any Property received therefor by Custodian and to give, and authorize others to give, instructions relative thereto. Custodian may deliver securities of the same class in place of those deposited in the Account.

   Custodian shall hold, keep safe and protect as custodian for each Account all Property in such Account and, to the extent such Property constitutes "financial assets" as defined in the UCC, shall maintain those financial assets in such Account as security entitlements in favor of the Fund in whose name the Account is maintained. All transactions involving the Property shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until Custodian receives Instructions to the contrary, Custodian will:

   (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

   (b) present for payment all Securities held in an Account that are called, redeemed or retired or otherwise become payable and all coupons and other income items that call for payment upon presentation to the extent that Custodian is actually aware of such opportunities and hold the cash received in such Account pursuant to this Agreement;

   (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) or any proxies, notices, reports or other communications pertaining to any of the Securities in any Account is received for an Account, endeavor to provide notification to Customer and to obtain Instructions, provided that if such Instructions are not received in time for Custodian to take timely action, no action shall be taken with respect thereto;

   (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for Custodian to take timely action or if actual notice of such actions was received too late to seek

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       Instructions, sell in the discretion of Custodian (which sale Customer hereby authorizes Custodian to make) such rights entitlement or fractional interest and credit the Account with the net proceeds of such sale;

   (e) execute in Customer's name for an Account, whenever Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

   (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in such Account to pay such taxes and levies, Custodian shall notify Customer of the amount of the shortfall and Customer may, or may cause the Fund to, at its option, deposit additional Cash in such Account or take steps to have sufficient Cash available. Customer, on behalf of the Funds agrees, when and if requested by Custodian and required in connection with the payment of any such taxes, to cooperate with Custodian in furnishing information, executing documents or otherwise;

   (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a)--(f), including, without limitation, affiliates of Custodian or any Subcustodian;

   (h) in the event of any loss of Securities or Cash, use its best efforts to ascertain the circumstances relating to such loss and promptly report the same to Customer; and

   (i) invest accumulated cash in short-term funds as directed by Customer from time to time in Instructions. The Custodian shall not be liable for interest on any cash not so invested or held by it awaiting investment or distribution instructions from Customer.

   4. Subcustodians and Securities Systems. Customer authorizes and instructs the Custodian to maintain the Property in each Account directly in one of its United States ("U.S.") branches or indirectly through custody accounts that have been established by the Custodian with the following other securities intermediaries: another U.S. bank or trust company or branch thereof located in the U.S. that is itself qualified under the 1940 Act, to act as custodian (individually, a "Subcustodian"), or a U.S. securities depository or clearing agency or book-entry system in which the Custodian or a Subcustodian participates (each a "Securities System"), provided that in each case in which a Subcustodian or Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions. Exhibit D attached hereto incorporates by reference all Subcustodians and Securities Systems approved by the parties as of the date hereof.

   5. Use of Subcustodian. With respect to Property in an Account that is maintained by Custodian through a Subcustodian employed pursuant to Section 4:

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     (a) Custodian will identify on its books as belonging to Customer on behalf of a Fund, any Property maintained through such Subcustodian.

     (b) Any Property in the Account held by a Subcustodian will be subject only to the instructions of Custodian or its agents.

     (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of Custodian.

   6. Use of Securities System. With respect to Property in the Account(s) that is maintained by Custodian or any Subcustodian through a Securities System employed pursuant to Section 4:

     (a) Custodian shall, and the Subcustodian will be required by its agreement with Custodian to, identify on its books such Property as being maintained for the account of Custodian or Subcustodian for its customers.

     (b) Any Property maintained through a Securities System for the account of Custodian or a Subcustodian will be subject only to the instructions of Custodian or such Subcustodian, as the case may be.

     (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

     (d) Custodian shall send Customer a confirmation of any transfers to or from an Account. When securities are transferred to an Account, the Custodian shall also, by book-entry or otherwise, identify as belonging to a Portfolio a quantity of securities in a fungible bulk of securities: (i) registered in the name of the Custodian or its nominee, or (ii) shown on the Custodian's account on the books of a Subcustodian, a Securities System, or the Custodian's agent.

     (e) Custodian shall provide Customer with any report obtained by Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

   7. Agents. Custodian may at any time or times in its sole discretion appoint (or remove) as its agent to carry out such of the provisions of this Agreement as Custodian may from time to time direct any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, provided, however, that the appointment of any agent shall not relieve Custodian of its responsibilities or liabilities hereunder, and Custodian shall be liable hereunder for the actions or inactions of the agent to the same extent as if they were the actions or inactions of Custodian. Custodian shall provide reasonable notice to Customer of the appointment or removal of any agent.

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   8. Records, Ownership of Property, Statements, Opinions of Independent
Certified Public Accountants.

     (a) The ownership of the Property, whether maintained directly by Custodian or indirectly through a Subcustodian or a Securities System as authorized herein, shall be clearly recorded on Custodian's books as belonging to the appropriate Account and not to the Custodian and on the Subcustodian's or Securities System's books as belonging to the Custodian and not to the Subcustodian or Securities System. Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by Customer. All such accounts shall be maintained and preserved in the form reasonably requested by Customer. Custodian will supply to Customer from time to time, as mutually agreed upon but not less frequently than monthly, a statement in respect to any Property in an Account maintained by Custodian, by a Subcustodian, or by a Securities System. In the absence of the filing in writing with Custodian by Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, Customer shall be deemed to have approved such statement and in such case or upon written approval of Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

     (b) Custodian shall take all reasonable action as Customer may request to obtain from year to year favorable opinions from Customer's independent certified public accountants with respect to Custodian's activities hereunder in connection with the preparation of Customer's registration statement on Form N-1A and Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

     (c) At the request of Customer, Custodian shall deliver, and shall cause the Subcustodians to deliver, to Customer a written report prepared by Custodian's independent certified public accountants with respect to the services provided by Custodian under this Agreement, including, without limitation, Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained with a Subcustodian or in a Securities System. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by Customer and as may reasonably be obtained by Custodian.

     (d) Customer may elect to participate in any of the electronic on-line service and communications systems offered by Custodian, a Subcustodian or a Securities System that can provide Customer, on a daily basis, with the ability to view on-line

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       or to print in hard copy various reports of Account activity and of
       Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, Customer hereby acknowledges that Custodian or such Subcustodian now obtains and may in the future obtain information on such values from outside sources that Custodian or such Subcustodian considers to be reliable, and Customer agrees that Custodian and such Subcustodian
       (i) does not verify or represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be subject to compliance with the standard of care set forth in Section 15 of this Agreement in selecting and utilizing such service or furnishing any information derived therefrom.

   9. Holding of Securities, Nominees, etc. Securities in an Account that are maintained by Custodian or any Subcustodian may be held directly by such entity in the name of Customer or in bearer form or maintained, on behalf of a Fund, in Custodian's or Subcustodian's name or in the name of Custodian's or Subcustodian's nominee. Securities that are maintained through a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by Custodian or Subcustodian as fiduciary or as a custodian. In the event that any Securities in the name of Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner Custodian deems to be fair and equitable. Securities maintained with a Securities System shall be maintained subject to the rules of that Securities System governing the rights and obligations among the Securities System and its participants.

   10. Proxies, etc. With respect to any proxies, notices, reports or other communications pertaining to any of the Securities in any Account, Custodian shall perform such services and only such services as are (i) set forth in
Section 3 of this Agreement, and (ii) as may otherwise be agreed upon between Custodian and Customer. Neither Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions.

   11. Settlement Procedures. Securities will be transferred, exchanged or delivered by Custodian, a Subcustodian or a Securities System upon receipt by Custodian of Instructions that include all information required by Custodian. Settlement and payment for Securities received for an Account and delivery of Securities out of such Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer)

                                     - 6 -

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against a receipt with the expectation of receiving later payment for such
Securities from such purchaser or dealer, as such practices and procedures may be modified or supplemented in accordance with the standard operating procedures of Custodian in effect from time to time for that jurisdiction or market and subject to compliance by Custodian with the standard of care set forth in Section 15 of the Agreement. Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

   Notwithstanding that the Custodian may settle purchases and sales against, or credit income to, an Account, on a contractual basis, the Custodian may, at its sole option, reverse such credits or debits to the appropriate Account in the event that the transaction does not settle, or the income is not received in a timely manner, and Customer agrees to hold the Custodian harmless from any losses that may result therefrom without fault on the part of Custodian.

     12. Conditional Credits.

     (a) Notwithstanding any other provision of this Agreement, Custodian or a Subcustodian shall not be required to comply with any Instructions to settle the purchase of any securities for the Account unless there are sufficient immediately available funds in the Account, provided that, if, after all expenses, debits and withdrawals of Cash ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to the Account have become final entries as set forth in (c) below, the amount of immediately available funds in such Account is at least equal to the aggregate purchase price of all securities for which Custodian has received Instructions to settle on that date ("Settlement Date"), Custodian, upon settlement, shall credit the Securities to the Account by making a final entry on its books and records.

     (b) Notwithstanding the foregoing, if after all Debits applicable to the Account have been made, the amount of immediately available cash in such Account is less than the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on any Settlement Date, the Custodian, upon settlement, shall credit the securities to the Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately cash in the relevant currency in the Account. Custodian shall not be required to make such credit if the credit would be greater than 33 1/3% of the Account's assets or $100 million, whichever is less.

     (c) If, within a reasonable time, as determined in the sole discretion of Custodian from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available cash at least equal to the aggregate purchase price in such currency of all securities subject to a Conditional Credit on a Settlement Date is deposited into the Account, the Custodian shall make the Conditional Credit a final entry on its books and records. In such case, Customer shall be liable to the Custodian only for charges at a rate that the Custodian

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         customarily charges for similar extensions of credit. These charges are listed in Exhibit B.

     (d) If (i) within a reasonable time, as determined in the sole discretion of Custodian, from the posting of a Conditional Credit, immediately available cash at least equal to the resultant Debit on a Settlement Date is not deposited in the Account, or (ii) any Proceeding (as defined below) shall occur, the Custodian may sell such of the securities subject to the Conditional Credit as it selects in its sole discretion and shall apply the net proceeds of such sale to cover such Debit, including related late charges, and any remaining proceeds shall be credited to the Account. If such proceeds are insufficient to satisfy such Debit in full, Customer shall continue to be liable to the Custodian for any shortfall. The Custodian shall make the Conditional Credit a final entry on its books as to the securities not required to be sold to satisfy such Debit. Pending payment in full by Customer of the purchase price for securities subject to a Conditional Credit, and the Custodian's making a Conditional Credit a final entry on its books, and, unless consented to by the Custodian, Customer shall have no right to give further Instructions in respect of securities subject to a Conditional Credit. The Custodian shall have the sole discretion to determine which securities shall be deemed to have been paid for by Customer out of cash available in the Account. Any such Conditional Credit may be reversed (and any corresponding Debit shall be canceled) by the Custodian unless and until the Custodian makes a final entry on its books crediting such securities to the Account. The term "Proceeding" shall mean any insolvency, bankruptcy, receivership, reorganization or similar proceeding relating to Customer, the Trust or a Fund whether voluntary or involuntary.

     (e) Under normal circumstances, Customer will not facilitate the purchase of securities without believing there to be sufficient cash in the Account (which cash shall not include the expected proceeds of the sale of the purchased securities). On occasion, Customer may borrow money from the Custodian or overdraft an Account to facilitate redemptions, in an amount of up to 33 1/3% of the Account's assets or $100 million, whichever is less. The Custodian's charges for borrowing money from the Custodian and overdrafting an account are listed in Exhibit B.

   13. Permitted Transactions. Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon Instructions in accordance with
Section 14 and only for the purposes listed below or any other purpose specified or implied by Section 3.

     (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

     (b) When Securities are called, redeemed or retired, or otherwise become payable.

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     (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

     (d) Upon conversion of Securities pursuant to their terms into other securities.

     (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

     (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

     (g) In connection with any borrowings by Customer requiring a pledge of Securities, but only against receipt of amounts borrowed or in order to satisfy requirements for additional or substitute collateral.

     (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to Customer.

     (i) For the purpose of redeeming shares of the capital stock of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

     (j) For the purpose of redeeming in kind shares of Customer against delivery of the shares to be redeemed to Custodian, a Subcustodian or Customer's transfer agent.

     (k) For delivery in accordance with the provisions of any agreement among Customer, on behalf of a Fund, the Fund's investment adviser and a broker-dealer relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission or of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by a Fund.

     (l) For release of Securities to designated brokers under covered call options, provided, however, that such Securities shall be released only upon payment to Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, Custodian will receive the Securities previously deposited from broker. Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

     (m) Upon the termination of this Agreement as set forth in Section 19.

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   Customer agrees that Custodian shall have no obligation to verify the purpose for which a transaction is being effected.

   14. Instructions. The term "Instructions" means instructions from Customer in respect of any of Custodian's duties hereunder that have been received by Custodian (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with Custodian; or
(ii) which have been transmitted electronically through an electronic on-line service and communications system offered by Custodian or other electronic instruction system acceptable to Custodian; or (iii) a telephonic or oral communication by one or more persons as Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with Custodian; or (iv) upon receipt of such other form of instructions as Customer may from time to time authorize in writing and which Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by Custodian in reliance upon such oral instructions prior to Custodian 's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

   Custodian shall have the right to assume in the absence of notice to the contrary from Customer that any person whose name is on file with Custodian pursuant to this Section has been authorized by Customer to give the Instructions in question and that such authorization has not been revoked. Custodian may act upon and conclusively rely on, without any liability to Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

   15. Standard of Care. So long as and to the extent that it is in the exercise of reasonable care, Custodian shall not be responsible for the title, validity or genuineness of any Property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties.

   Custodian shall be under no duty to take any action except as specifically set forth herein or as may be specifically agreed to by Custodian in writing. Custodian shall use its best judgment and efforts in rendering the services described in this Agreement. Custodian shall not be liable to Customer for any action or inaction of Custodian relating to any event whatsoever in the absence of bad faith, willful misfeasance or negligence in the performance of Custodian's duties or obligations under this Agreement or Custodian's reckless disregard of its duties and obligations under this Agreement.

   Customer agrees to indemnify and hold harmless Custodian, its employees, agents, directors, officers and managers and any person who controls the Custodian within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the

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Securities Exchange Act of 1934, as amended (the "1934 Act") ("Custodian
Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Custodian's actions taken or failures to act under this Agreement that are consistent with the standard of care set forth in Section 15 of this Agreement, or Customer's instructions, provided those instructions are followed accurately, or any breach of Customer's representations set forth in
Section 23 of this Agreement (a "Custodian Claim"). Customer shall not be required to indemnify any Bank Indemnitee if, prior to confessing any Custodian Claim against the Custodian Indemnitee, Custodian or the Custodian Indemnitee does not give Customer written notice of and reasonable opportunity to defend against the Custodian Claim in its own name or in the name of the Custodian Indemnitee.

   Custodian agrees to indemnify and hold harmless Customer, its employees, agents, directors, officers and managers and any person who controls Customer within the meaning of Section 15 of the 1933 Act or section 23 of the 1934 Act ("Customer Indemnitees"), against and from any and all claims, demands, actions, suits, judgments, liabilities, losses, damages, costs, charges, reasonable counsel fees and other expenses of every nature and character arising out of or in any way related to Custodian's actions taken or failures to act under this Agreement that are not consistent with the standard of care set forth in Section 15 of this Agreement or any breach of Custodian's representations set forth in Section 23 of this Agreement (a "Customer Claim"). Custodian shall not be required to indemnify any Company Indemnitee if, prior to confessing any Customer Claim against the Customer Indemnitee, Customer or the Customer Indemnitee does not give Custodian written notice of and reasonable opportunity to defend against the Customer Claim in its own name or in the name of the Customer Indemnitee.

   If Customer requires Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of Custodian, result in Custodian or its nominee assigned to the Trust or a Fund being liable for the payment of money or incurring liability of some other form, Customer as a prerequisite to requiring Custodian to take such action, shall provide indemnity to Custodian in an amount and form satisfactory to it.

   If Customer requires Custodian to advance cash or securities for any purpose for the benefit of a Fund or in the event that Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominees own negligent action, negligent failure to act or willful misconduct, Custodian promptly shall notify Customer of the existence of any such advances, their amount and the Fund to which the advance applies. Customer shall on behalf of the Fund repay Custodian on demand and in full such advances in the amounts as presented by Custodian as correct amounts, on the first business day following Customer's receipt of notice of such demand.

   16. Investment Limitations and Legal or Contractual Restrictions or Regulations. Neither Custodian nor any Subcustodians shall be liable to Customer or a Fund, and Customer agrees to indemnify Custodian, all Subcustodians and their nominees, for any loss, damage or expense suffered or incurred by Custodian, any Subcustodian or their nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to Customer or any Fund pursuant to any contract or any law or regulation, unless the violation is the result of the Custodian's or the Subcustodian's failure to comply with the standard set forth in Section 15 of this Agreement.

   17. Fees and Expenses. Customer agrees to pay to Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time. The initial fee schedule is attached hereto as Exhibit B. Such fees will not be abated by, nor shall Custodian be required to account for, any profits or commissions received by Custodian in connection with its provision of custody services under this agreement. Customer hereby agrees to hold Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. Custodian is authorized to charge the applicable Account for such items, and Custodian shall have a lien on the Property in the applicable Account for any amount payable to Custodian under this Agreement by the Fund for which such Account was established, including but not limited to amounts payable pursuant to Section 12 and pursuant to indemnities granted by Customer under this Agreement.

   18. Amendment, Modifications, etc. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto (except that Exhibit D may be amended as provided in Section 4 hereof by Instructions approving a Subcustodian and Exhibit B may be amended as provided for therein). No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

   19. Termination.

     (a) This Agreement may be terminated by Customer or Custodian by ninety
         (90) days' written notice to the other; provided that notice by Customer shall specify the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. If notice of termination is given by Custodian, Customer shall, within ninety (90) days following the giving of such notice, deliver to Custodian a written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid. In either case, Custodian will deliver such Property to the persons so specified, after deducting therefrom any amounts that Custodian determines to be owed to it hereunder. In addition, Custodian may in its discretion withhold from such delivery such Property as may be necessary to settle transactions pending at the time of such delivery. Customer grants to Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within ninety (90) days following the giving of a notice of termination by Custodian, Custodian does not receive the aforementioned written notice specifying the names of the persons to whom Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to Custodian, provided that from and after the ninetieth day Custodian's obligations shall be limited to safekeeping.

     (b) This Agreement may be terminated by Customer or Custodian as to one or more Funds (but less than all of the Funds) by delivery of an amended Exhibit A deleting such Funds, in which case termination as to such deleted Funds shall take effect ninety (90) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A that deletes one or more Funds shall constitute a termination of this Agreement only with respect to such deleted Fund(s), shall be governed by Section 19(a) as to the identification of a successor custodian and the delivery of Cash and Securities of the Fund(s) so deleted to such successor custodian, and shall not affect the obligations of Custodian and Customer hereunder with respect to the other Funds set forth in Exhibit A, as amended from time to time.

     (c) Sections 15, 16, 17, 24, 25 and 27 shall survive the termination of this Agreement as to one or more or all Funds.

   20. Notices. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by registered mail, telex or facsimile addressed to such other address as shall have been furnished by the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answer back. The Custodian will have no responsibility for notification and processing of actions affecting securities except for services required of the Custodian under Section 3 or
Section 13 of this Agreement.

   21. Several Obligations of the Funds. With respect to any obligations of Customer on behalf of each Fund and each of its related Accounts arising out of this Agreement, Custodian shall look for payment or satisfaction of any obligation solely to the assets and property of the Fund and such Accounts to which such obligation relates as though Customer had separately contracted with Custodian by separate written instrument with respect to each Fund and its related Accounts.

   22. Security for Payment. To secure payment of all obligations due hereunder, Customer hereby grants to Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; provided that, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Fund related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Fund.

Should Customer fail to pay promptly any amounts owed hereunder, Custodian shall be entitled to use available Property of the applicable Fund, and to dispose of Securities in the applicable Fund as is necessary. In any such case and without limiting the foregoing, Custodian shall be entitled to take such other actions or exercise such other options, powers and rights as Custodian now or hereafter has as a secured creditor under the UCC or any other applicable law, including, without limitation, granting to any Subcustodian a security interest in such Funds on terms similar to those set forth in this
Section 22.

   23. Representations and Warranties.

   (a) Customer hereby represents and warrants to Custodian that:

     (i) the employment of Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which it is subject;

     (ii)the terms of this Agreement do not violate any obligation by which Customer is bound, whether arising by contract, operation of law or otherwise;

    (iii)this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Customer and each Fund in accordance with its terms; and

     (iv)it will deliver to Custodian a duly executed Secretary's Certificate in the form of Exhibit C hereto or such other evidence of such authorization as Custodian may reasonably require, whether by way of a certified resolution or otherwise.

   (b) Custodian hereby represents and warrants to Customer that:

     (i) the terms of this Agreement do not violate any obligation by which Custodian is bound, whether arising by contract, operation of law or otherwise;

     (ii)this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon Custodian in accordance with its terms;

    (iii)it will deliver to Customer such evidence of such authorization as Customer may reasonably require, whether by way of a certified resolution or otherwise; and

     (iv)it is qualified as a custodian under Section 26(a) of the 1940 Act and that it will remain so qualified or upon ceasing to be so qualified shall promptly notify Customer in writing.

   24. Limitations of Liability of the Trustees and Shareholders, Officers, Employees and Agent. A copy of the Trust Instrument of the Trust is on file with the Secretary of the Trust. The parties agree that neither the Shareholders, Trustees, officers, employees nor any agent of the Trust shall be liable hereunder and that the parties to this Agreement other than the Trust shall look solely to the Trust property for the performance of this Agreement or payment of any claim under this Agreement.

   25. Governing Law and Successors and Assigns. This Agreement shall be governed by the law of the State of Michigan and shall not be assignable by either party, but shall bind the successors in interest of Customer and Custodian.

   26. Representative Capacity and Binding Obligation. A copy of Customer's Trust Instrument is on file with the Secretary of State of the Commonwealth of Massachusetts. Notice is hereby given that this Agreement is not executed on behalf of the Trustees of Customer as individuals, and the obligations of this Agreement are not binding upon any of the Trustees, officers or shareholders of Customer individually but are binding only upon the assets and property of the Funds.

   Custodian agrees that no shareholder, Trustee or officer of Customer may be held personally liable or responsible for any obligations of Customer arising out of this Agreement.

   27. Confidentiality. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

   28. Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

   29. Entire Agreement. This Agreement together with its Exhibits, contains the entire agreement between the parties relating to the subject matter hereof and supersedes any oral statements and prior writings with respect thereto.

   30. Headings. The headings of the sections hereof are included for convenience of reference only and do not form a part of this Agreement.

   31. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

   IN WITNESS WHEREOF, each of the parties has caused it's duly authorized signatories to execute this Agreement as of the date first written above.

                                           COMERICA BANK

                                           By:    /s/ Cynthia C. Allison
                                                  -----------------------------
                                           Name:  Cynthia C. Allison
                                           Title: Vice President

                                           MONARCH FUNDS

                                           By:    /s/ Jack Singer
                                                  -----------------------------
                                           Name:  Jack Singer
                                           Title: Principal Financial Officer

                         CUSTODIAL SERVICES AGREEMENT
                                   EXHIBIT A

                                 LIST OF FUNDS

Name of Fund                                   Custodian Account Number
------------                                   ------------------------
Daily Assets Treasury Fund                     1085004346
Daily Assets Government Fund                   1085004355
Daily Assets Government Obligations Fund       1085004373
Daily Assets Cash Fund                         1085004364

Date: 9/30/06

                         CUSTODIAL SERVICES AGREEMENT
                                   EXHIBIT B

                                 FEE SCHEDULE

              Fund                    Fee as a % of
                                      Annual Average Daily Net Assets

              Total of all Funds      0.01%

Payable monthly in arrears as of the tenth (10/th/) day of the next month.

Charges for:

1.  extensions of credit referenced in Section 12(c) of this Agreement;
2.  borrowing money referenced in Section 12(e) of this Agreement; and
3.  overdrafting an account as referenced in Section 12(e) of this Agreement shall be equal to the Federal Funds Rate.

No provision of this Exhibit B may be amended, modified or waived except in writing signed by Custodian and the Customer.

Date: 9/30/06

                         CUSTODIAL SERVICES AGREEMENT
                                   EXHIBIT C

                        FORM OF SECRETARY'S CERTIFICATE

   I, David M. Whitaker, hereby certify that I am the Secretary of Monarch Funds, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), and as such I am duly authorized to, and do hereby, certify that:

   1. Organizational Documents. The Trust's organizational documents, and all amendments thereto, have been filed with the appropriate governmental officials of Massachusetts, the Trust continues to be in existence and is in good standing, and no action has been taken to repeal such organizational documents, the same being in full force and effect on the date hereof.

   2. Bylaws. The Trust's Bylaws have been duly adopted and no action has been taken to repeal such Bylaws, the same being in full force and effect.

   3. Resolutions. Resolutions have been duly adopted on behalf of the Trust, which resolutions (i) have not in any way been revoked or rescinded, (ii) have been in full force and effect since their adoption, to and including the date hereof, and are now in full force and effect, and (iii) are the only proceedings of the Trust now in force relating to or affecting the matters referred to therein, including, without limitation, confirming that the Trust is duly authorized to enter into a certain custody agreement with Customer Trust, LLC (the "Agreement"), and that certain designated officers, including those identified in paragraph 4 of this Certificate, are authorized to execute said Agreement on behalf of the Trust, in conformity with the requirements of the Trust's organizational documents, Bylaws, and other pertinent documents to which the Trust may be bound.

   4. Incumbency. The following named individuals are duly elected (or appointed), qualified, and acting officers of the Trust holding those offices set forth opposite their respective names as of the date hereof, each having full authority, acting individually, to bind the Trust, as a legal matter, with respect to all matters pertaining to the Agreement, and to execute and deliver said Agreement on behalf of the Trust, and the signatures set forth opposite the respective names and titles of said officers are their true, authentic signatures:

       Name                  Title                Signature
       ----                  -----                ---------
       Timothy Fischer       President            ______________________
       Beth P. Hanson        Vice President       ______________________
       Jack Singer           Treasurer            ______________________

   IN WITNESS WHEREOF, I have hereunto set my hand this       day of       ,
2006.

                                           Monarch Funds

                                           By:
                                                  -----------------------------
                                           Name:  David M. Whitaker
                                           Title: Secretary

                         CUSTODIAL SERVICES AGREEMENT
                                   EXHIBIT D

                 APPROVED SUBCUSTODIANS AND SECURITIES SYSTEMS

Comerica Bank's SubCustodians

Depository Trust Clearing Corporation

     Comerica Bank's DTCC Number:                   2108
     Comerica Bank's Agent Bank Number              19143

Federal Reserve Bank of Detroit

     Comerica Bank's ABA #                          072000096
     Comerica Bank's Trust Account Number           Comerica Det/1050

State Street Bank - New York Correspondent

   Comerica Bank's Account Number for physical securities not eligible for DTCC or FED:

       Account # B6X1

RBC Dexia Investor Services - Global Custodian

Sunguard - ComTRAC II

   Comerica Bank's Securities System

                                      D-1